Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118355 and 333-118356) pertaining to the Moscow CableCom Corp. 2003 Stock Option Plan of Moscow CableCom Corp. of our report dated April 27, 2007, with respect to the consolidated financial statements and schedule of Moscow CableCom Corp. in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLC

Moscow, Russia

May 4, 2007